Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2019 EARNINGS

•	First quarter earnings per common share (diluted) increased 10.3% to $1.18 compared with the first quarter 2018
•	First quarter net income increased 10.8% to $82.402 million compared with the first quarter 2018
•	Nonperforming assets remain low at 0.21% of first quarter average interest-earning assets
•	Return (annualized) on first quarter average assets of 1.46%
•	Returns (annualized) on first quarter average common equity of 8.05% and average tangible common equity of 15.24%(1)
•	Loans increased 4.0% compared with the first quarter 2018

HOUSTON, April 24, 2019. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended March 31, 2019 of $82.402 million, an increase of $8.041 million or 10.8% compared with $74.361 million for the same period in 2018. Net income per diluted common share increased 10.3% to $1.18 compared with $1.07 for the same period in 2018. Net income and earnings per diluted common share for the three months ended March 31, 2018 were impacted by net charge-offs of $9.441 million. Additionally, loans increased 4.0% compared with the first quarter 2018 and nonperforming assets remain low at 0.21% of first quarter average interest-earning assets.

“Prosperity is fortunate to operate in vibrant and growing states.  We continue to see employment growth and a tailwind from companies expanding in and moving to Texas and Oklahoma due to a business friendly political climate and lower tax rates.  However, we did experience some pause in loan growth during the first quarter of 2019, impacted by the continued pay downs we experience,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Prosperity continues to focus on building core customer relationships, maintaining sound asset quality and operating the bank in an efficient manner, while investing in ever-changing technology and product distribution channels.  We intend to continue to grow our company both organically and through mergers and acquisitions,” continued Zalman.

“I want to thank everyone involved in our company for helping to make it the success it has become,” concluded Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Results of Operations for the Three Months Ended March 31, 2019

Net income was $82.402 million(2) for the three months ended March 31, 2019 compared with $74.361 million(3) for the same period in 2018, an increase of $8.041 million or 10.8%. Net income per diluted common share was $1.18 for the three months ended March 31, 2019 compared with $1.07 for the same period in 2018, an increase of 10.3%. Net income and earnings per diluted common share for the three months ended March 31, 2018 were impacted by net charge-offs of $9.441 million. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2019 were 1.46%, 8.05% and 15.24%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains on the sale of assets and taxes) was 42.94%(1) for the three months ended March 31, 2019.

Net interest income before provision for credit losses for the three months ended March 31, 2019 was $154.911 million compared with $153.223 million for the same period in 2018, an increase of $1.688 million or 1.1%. Linked quarter net interest income before provision for credit losses decreased $2.337 million or 1.5% to $154.911 million compared with $157.248 million for the three months ended December 31, 2018. Linked quarter net interest income was impacted by a decrease in loan discount accretion of $1.110 million.

The net interest margin on a tax equivalent basis was 3.20% for the three months ended March 31, 2019 compared with 3.16% for the same period in 2018. This change was primarily due to higher average yields on loans and investment securities, partially offset by higher average rates on deposits and other borrowings. On a linked quarter basis, the net interest margin was 3.20% compared with 3.15% for the three months ended December 31, 2018. This increase was primarily due to higher yields and average balances on loans and lower average borrowings mainly resulting from the increase in average deposits.

Noninterest income was $28.144 million for the three months ended March 31, 2019 compared with $27.938 million for the same period in 2018, an increase of $206 thousand or 0.7%. On a linked quarter basis, noninterest income decreased $935 thousand or 3.2% to $28.144 million compared with $29.079 million for the three months ended December 31, 2018. This decrease was primarily due to a decrease in NSF fees and credit card, debit card and ATM card income.

Noninterest expense was $78.571 million for the three months ended March 31, 2019 compared with $80.054 million for the same period in 2018, a decrease of $1.483 million or 1.9%. This decrease was primarily due to a decrease in regulatory assessments and FDIC insurance resulting from the elimination of the FDIC temporary surcharge imposed on large banks by the Dodd-Frank Act. On a linked quarter basis, noninterest expense decreased $2.233 million or 2.8% to $78.571 million compared with $80.804 million for the three months ended December 31, 2018. This change was primarily due to decreases in salaries and benefits, other noninterest expense and regulatory assessments and FDIC insurance.

Balance Sheet Information

At March 31, 2019, Prosperity had $22.354 billion in total assets, a decrease of $118.073 million or 0.5%, compared with $22.472 billion at March 31, 2018.

Loans at March 31, 2019 were $10.414 billion, an increase of $402.606 million or 4.0%, compared with $10.011 billion at March 31, 2018. Linked quarter loans increased $43.709 million or 0.4% (1.7% annualized) from $10.370 billion at December 31, 2018.

Deposits at March 31, 2019 were $17.198 billion, a decrease of $135.109 million or 0.8%, compared with $17.333 billion at March 31, 2018. This was primarily due to lower municipal deposits compared with the prior year. Linked quarter deposits decreased $58.788 million or 0.3% from $17.257 billion at December 31, 2018.

Asset Quality

Nonperforming assets totaled $40.883 million or 0.21% of quarterly average interest-earning assets at March 31, 2019, compared with $33.217 million or 0.17% of quarterly average interest-earning assets at March 31, 2018, and $18.956 million or 0.10% of quarterly average interest-earning assets at December 31, 2018. The linked quarter change was primarily due to a commercial and industrial loan and a 1-4 family residential loan being placed on nonaccrual during the first quarter of 2019.

The allowance for credit losses was $86.091 million or 0.83% of total loans at March 31, 2019, $83.600 million or 0.84% of total loans at March 31, 2018 and $86.440 million or 0.83% of total loans at December 31, 2018. Excluding loans acquired that are

______________

(2)	Includes purchase accounting adjustments of $1.238 million, net of tax, primarily comprised of loan discount accretion of $1.793 million for the three months ended March 31, 2019.
(3)	Includes purchase accounting adjustments of $1.536 million, net of tax, primarily comprised of loan discount accretion of $2.326 million for the three months ended March 31, 2018.

accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 0.87%(1) of remaining loans as of March 31, 2019, compared with 0.90%(1) at March 31, 2018 and 0.88%(1) at December 31, 2018.

The provision for credit losses was $700 thousand for the three months ended March 31, 2019 compared with $9.000 million for the three months ended March 31, 2018 and $1.000 million for the three months ended December 31, 2018.

Net charge-offs were $1.049 million for the three months ended March 31, 2019 compared with $9.441 million for the three months ended March 31, 2018 and $556 thousand for the three months ended December 31, 2018.

Dividend

Prosperity Bancshares, Inc. declared a second quarter cash dividend of $0.41 per share to be paid on July 1, 2019 to all shareholders of record as of June 14, 2019.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 24, 2019 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s first quarter 2019 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The elite entry number is 5401422.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of March 31, 2019, Prosperity Bancshares, Inc. ® is a $22.354 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

As of March 31, 2019, Prosperity operated 242 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 33 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2018 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Keller	Westheimer	Taft
Bryan	Roanoke	West University	Yoakum
Bryan-29th Street	Stockyards	Woodcreek	Yorktown
Bryan-East
Bryan-North	Other Dallas/Fort Worth Area	Katy -	West Texas Area -
Caldwell	Locations -	Cinco Ranch	Abilene -
College Station	Arlington	Katy-Spring Green	Antilley Road
Crescent Point	Azle		Barrow Street
Hearne	Ennis	The Woodlands -	Cypress Street
Huntsville	Gainesville	The Woodlands-College Park	Judge Ely
Madisonville	Glen Rose	The Woodlands-I-45	Mockingbird
Navasota	Granbury	The Woodlands-Research Forest
New Waverly	Mesquite		Lubbock -
Rock Prairie	Muenster	Other Houston Area	4th Street
Southwest Parkway	Sanger	Locations -	66th Street
Tower Point	Waxahachie	Angleton	82nd Street
Wellborn Road	Weatherford	Bay City	86th Street
		Beaumont	98th Street
Central Texas Area -	East Texas Area -	Cleveland	Avenue Q
Austin -	Athens	East Bernard	North University
Allandale	Blooming Grove	El Campo	Texas Tech Student Union
Cedar Park	Canton	Dayton
Congress	Carthage	Galveston	Midland -
Lakeway	Corsicana	Groves	Wadley
Liberty Hill	Crockett	Hempstead	Wall Street
Northland	Eustace	Hitchcock
Oak Hill	Gilmer	Liberty	Odessa -
Research Blvd	Grapeland	Magnolia	Grandview
Westlake	Gun Barrel City	Magnolia Parkway	Grant
	Jacksonville	Mont Belvieu	Kermit Highway
Other Central Texas Area	Kerens	Nederland	Parkway
Locations -	Longview	Needville
Bastrop	Mount Vernon	Rosenberg	Other West Texas Area
Canyon Lake	Palestine	Shadow Creek	Locations -
Dime Box	Rusk	Spring	Big Spring
Dripping Springs	Seven Points	Tomball	Brownfield
Elgin	Teague	Waller	Brownwood
Flatonia	Tyler-Beckham	West Columbia	Cisco
Georgetown	Tyler-South Broadway	Wharton	Comanche
Gruene	Tyler-University	Winnie	Early
Kingsland	Winnsboro	Wirt	Floydada
La Grange			Gorman
Lexington	Houston Area -	South Texas Area -	Levelland
New Braunfels	Houston -	Corpus Christi -	Littlefield
Pleasanton	Aldine	Calallen	Merkel
Round Rock	Alief	Carmel	Plainview
San Antonio	Bellaire	Northwest	San Angelo
Schulenburg	Beltway	Saratoga	Slaton
Seguin	Clear Lake	Timbergate	Snyder
Smithville	Copperfield	Water Street
Thorndale	Cypress		Oklahoma
Weimar	Downtown	Victoria -	Central Oklahoma Area-
	Eastex	Victoria Main	Oklahoma City -
Dallas/Fort Worth Area -	Fairfield	Victoria-Navarro	23rd Street
Dallas -	First Colony	Victoria-North	Expressway
Abrams Centre	Fry Road		I-240
Balch Springs	Gessner	Other South Texas Area	Memorial
Camp Wisdom	Gladebrook	Locations -
Cedar Hill	Grand Parkway	Alice	Other Central Oklahoma Area
Frisco	Heights	Aransas Pass	Locations -
Frisco-West	Highway 6 West	Beeville	Edmond
Kiest	Little York	Colony Creek	Norman
McKinney	Medical Center	Cuero
McKinney-Stonebridge	Memorial Drive	Edna	Tulsa Area-
Midway	Northside	Goliad	Tulsa -
Plano	Pasadena	Gonzales	Garnett
Preston Forest	Pecan Grove	Hallettsville	Harvard
Preston Road	Pin Oak	Kingsville	Memorial
Red Oak	River Oaks	Mathis	Sheridan
Sachse	Sugar Land	Padre Island	S. Harvard
The Colony	SW Medical Center	Palacios	Utica Tower
Turtle Creek	Tanglewood	Port Lavaca	Yale
Westmoreland	The Plaza	Portland
	Uptown	Rockport	Other Tulsa Area Locations -
Fort Worth -	Waugh Drive	Sinton	Owasso
Haltom City

 - - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Balance Sheet Data (at period end)
Loans	$10,414,022	$10,370,313	$10,292,846	$10,146,565	$10,011,416
Investment securities(A)	9,137,645	9,408,966	9,504,733	9,620,614	9,710,254
Federal funds sold	566	552	639	577	469
Allowance for credit losses	(86,091)	(86,440)	(85,996)	(84,964)	(83,600)
Cash and due from banks	291,498	410,575	293,831	274,902	243,514
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	31,564	32,883	34,295	35,773	37,274
Other real estate owned	2,096	1,805	889	10,316	10,538
Fixed assets, net	257,595	257,046	256,426	255,465	257,057
Other assets	404,501	396,857	414,075	410,647	384,547
Total assets	$22,354,241	$22,693,402	$22,612,583	$22,570,740	$22,472,314

Noninterest-bearing deposits	$5,673,707	$5,666,115	$5,700,242	$5,657,589	$5,707,994
Interest-bearing deposits	11,524,063	11,590,443	11,033,522	11,321,015	11,624,885
Total deposits	17,197,770	17,256,558	16,733,764	16,978,604	17,332,879
Other borrowings	680,952	1,031,126	1,501,207	1,254,849	820,079
Securities sold under repurchase agreements	254,573	284,720	297,126	293,039	339,576
Other liabilities	111,156	68,174	84,789	108,796	103,635
Total liabilities	18,244,451	18,640,578	18,616,886	18,635,288	18,596,169
Shareholders' equity(B)	4,109,790	4,052,824	3,995,697	3,935,452	3,876,145
Total liabilities and equity	$22,354,241	$22,693,402	$22,612,583	$22,570,740	$22,472,314

(A) Includes $895, $392, $586, $436 and $57 in unrealized gains on available for sale securities for the quarterly periods ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

(B) Includes $706, $310, $463, $345 and $45 in after-tax unrealized gains on available for sale securities for the quarterly periods ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Income Statement Data
Interest income:
Loans	$130,065	$130,627	$128,645	$128,445	$116,246
Securities(C)	55,648	56,170	55,705	55,577	54,457
Federal funds sold and other earning assets	402	397	326	299	315
Total interest income	186,115	187,194	184,676	184,321	171,018

Interest expense:
Deposits	25,128	21,643	19,208	16,061	14,472
Other borrowings	5,317	7,639	7,583	6,046	2,973
Securities sold under repurchase agreements	759	664	566	411	350
Total interest expense	31,204	29,946	27,357	22,518	17,795
Net interest income	154,911	157,248	157,319	161,803	153,223
Provision for credit losses	700	1,000	2,350	4,000	9,000
Net interest income after provision for credit losses	154,211	156,248	154,969	157,803	144,223

Noninterest income:
Nonsufficient funds (NSF) fees	7,816	8,902	8,606	7,828	7,827
Credit card, debit card and ATM card income	5,971	6,508	6,242	6,335	5,961
Service charges on deposit accounts	4,998	5,090	5,137	5,150	5,275
Trust income	2,595	2,507	2,692	2,251	2,728
Mortgage income	722	627	856	1,109	763
Brokerage income	673	521	784	687	625
Bank owned life insurance income	1,289	1,330	1,326	1,317	1,311
Net gain (loss) on sale of assets	58	(715)	4	(44)	—
Net loss on sale of securities	—	—	—	(13)	—
Other noninterest income	4,022	4,309	4,977	3,751	3,448
Total noninterest income	28,144	29,079	30,624	28,371	27,938

Noninterest expense:
Salaries and benefits	51,073	51,852	51,906	53,360	50,399
Net occupancy and equipment	5,466	5,651	5,808	5,692	5,609
Credit and debit card, data processing and software amortization	4,573	4,474	4,512	4,356	4,448
Regulatory assessments and FDIC insurance	2,374	2,764	3,347	3,575	3,575
Core deposit intangibles amortization	1,319	1,412	1,478	1,501	1,568
Depreciation	3,104	3,139	3,139	3,054	3,033
Communications	2,270	2,404	2,442	2,606	2,580
Other real estate expense	83	110	219	83	89
Net (gain) loss on sale or write-down of other real estate	(177)	91	(2)	10	122
Other noninterest expense	8,486	8,907	8,911	9,365	8,631
Total noninterest expense	78,571	80,804	81,760	83,602	80,054
Income before income taxes	103,784	104,523	103,833	102,572	92,107
Provision for income taxes	21,382	21,192	21,310	20,975	17,746
Net income available to common shareholders	$82,402	$83,331	$82,523	$81,597	$74,361

(C) Interest income on securities was reduced by net premium amortization of $6,589, $7,338, $8,073, $7,753 and $8,450 for the three-month periods ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Profitability
Net income (D) (E)	$82,402	$83,331	$82,523	$81,597	$74,361

Basic earnings per share	$1.18	$1.19	$1.18	$1.17	$1.07
Diluted earnings per share	$1.18	$1.19	$1.18	$1.17	$1.07

Return on average assets (F)	1.46%	1.47%	1.46%	1.44%	1.32%
Return on average common equity (F)	8.05%	8.25%	8.30%	8.33%	7.69%
Return on average tangible common equity (F) (G)	15.24%	15.84%	16.17%	16.48%	15.43%
Tax equivalent net interest margin (D) (E) (H)	3.20%	3.15%	3.15%	3.28%	3.16%
Efficiency ratio (G) (I)	42.94%	43.20%	43.50%	43.95%	44.19%

Liquidity and Capital Ratios
Equity to assets	18.38%	17.86%	17.67%	17.44%	17.25%
Common equity tier 1 capital	16.76%	16.32%	15.94%	15.65%	15.31%
Tier 1 risk-based capital	16.76%	16.32%	15.94%	15.65%	15.31%
Total risk-based capital	17.42%	16.99%	16.60%	16.32%	15.97%
Tier 1 leverage capital	10.59%	10.23%	9.94%	9.68%	9.40%
Period end tangible equity to period end tangible assets (G)	10.66%	10.21%	9.97%	9.69%	9.44%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	69,847	69,838	69,838	69,839	69,768
Diluted	69,847	69,838	69,838	69,839	69,768
Period end shares outstanding	69,846	69,847	69,838	69,838	69,819
Cash dividends paid per common share	$0.41	$0.41	$0.36	$0.36	$0.36
Book value per common share	$58.84	$58.02	$57.21	$56.35	$55.52
Tangible book value per common share (G)	$31.17	$30.34	$29.50	$28.62	$27.76

Common Stock Market Price
High	$75.36	$72.24	$76.25	$76.92	$79.20
Low	$61.65	$57.01	$67.27	$67.30	$68.95
Period end closing price	$69.06	$62.30	$69.35	$68.36	$72.63
Employees – FTE	3,065	3,036	3,029	3,044	3,027
Number of banking centers	242	242	242	242	242

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Loan discount accretion
ASC 310-20	$1,474	$1,289	$1,287	$1,452	$1,640
ASC 310-30	$319	$1,614	$2,170	$3,771	$686
Securities net amortization	$234	$270	$291	$366	$477
Time deposits amortization	—	—	—	$53	$53

(E) Using effective tax rate of 20.6%, 20.3%, 20.5%, 20.4% and 19.3% for the three-month periods ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and  March 31, 2018, respectively.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2019				Dec 31, 2018				Mar 31, 2018
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
Interest-Earning Assets:
Loans	$10,392,235	$130,065	5.08%		$10,319,596	$130,627	5.02%		$9,990,319	$116,246	4.72%
Investment securities	9,299,963	55,648	2.43%	(K)	9,499,166	56,170	2.35%	(K)	9,742,601	54,457	2.27%	(K)
Federal funds sold and other earning assets	71,842	402	2.27%		100,339	397	1.57%		81,779	315	1.56%
Total interest-earning assets	19,764,040	186,115	3.82%		19,919,101	187,194	3.73%		19,814,699	171,018	3.50%
Allowance for credit losses	(86,507)				(86,464)				(81,983)
Noninterest-earning assets	2,864,039				2,861,369				2,823,785
Total assets	$22,541,572				$22,694,006				$22,556,501

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,148,377	$6,812	0.67%		$3,720,133	$5,327	0.57%		$4,392,230	$5,063	0.47%
Savings and money market deposits	5,472,789	11,184	0.83%		5,382,699	9,842	0.73%		5,478,411	5,242	0.39%
Certificates and other time deposits	2,062,753	7,132	1.40%		2,087,871	6,474	1.23%		2,168,951	4,167	0.78%
Other borrowings	844,873	5,317	2.55%		1,297,917	7,639	2.34%		731,500	2,973	1.65%
Securities sold under repurchase agreements	272,630	759	1.13%		285,984	664	0.92%		327,136	350	0.43%
Total interest-bearing liabilities	12,801,422	31,204	0.99%	(L)	12,774,604	29,946	0.93%	(L)	13,098,228	17,795	0.55%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,557,821				5,785,882				5,510,320
Other liabilities	86,868				95,124				81,414
Total liabilities	18,446,111				18,655,610				18,689,962
Shareholders' equity	4,095,461				4,038,396				3,866,539
Total liabilities and shareholders' equity	$22,541,572				$22,694,006				$22,556,501

Net interest income and margin		$154,911	3.18%			$157,248	3.13%			$153,223	3.14%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		863				892				941
Net interest income and margin (tax equivalent basis)		$155,774	3.20%			$158,140	3.15%			$154,164	3.16%

(J) Annualized and based on an actual 365 day basis.

(K) Yield on securities was impacted by net premium amortization of $6,589, $7,338 and $8,450 for the three-month periods ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 0.69%, 0.64% and 0.39% for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
YIELD TREND (M)

Interest-Earning Assets:
Loans	5.08%	5.02%	5.00%	5.13%	4.72%
Investment securities (N)	2.43%	2.35%	2.29%	2.28%	2.27%
Federal funds sold and other earning assets	2.27%	1.57%	1.90%	1.50%	1.56%
Total interest-earning assets	3.82%	3.73%	3.68%	3.72%	3.50%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.67%	0.57%	0.51%	0.50%	0.47%
Savings and money market deposits	0.83%	0.73%	0.67%	0.50%	0.39%
Certificates and other time deposits	1.40%	1.23%	1.02%	0.84%	0.78%
Other borrowings	2.55%	2.34%	2.08%	1.91%	1.65%
Securities sold under repurchase agreements	1.13%	0.92%	0.78%	0.55%	0.43%
Total interest-bearing liabilities	0.99%	0.93%	0.84%	0.70%	0.55%

Net Interest Margin	3.18%	3.13%	3.13%	3.26%	3.14%
Net Interest Margin (tax equivalent)	3.20%	3.15%	3.15%	3.28%	3.16%

(M)  Annualized and based on average balances on an actual 365 day basis.

(N) Yield on securities was impacted by net premium amortization of $6,589, $7,338, $8,073, $7,753 and $8,450 for the three-month periods ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Balance Sheet Averages
Loans	$10,392,235	$10,319,596	$10,208,171	$10,044,064	$9,990,319
Investment securities	9,299,963	9,499,166	9,647,744	9,770,963	9,742,601
Federal funds sold and other earning assets	71,842	100,339	67,974	79,947	81,779
Total interest-earning assets	19,764,040	19,919,101	19,923,889	19,894,974	19,814,699
Allowance for credit losses	(86,507)	(86,464)	(85,254)	(84,285)	(81,983)
Cash and due from banks	266,316	252,481	232,643	234,856	269,917
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	32,243	33,580	35,041	36,550	38,064
Other real estate	2,100	1,325	9,193	10,386	10,758
Fixed assets, net	257,811	257,726	256,458	256,281	257,465
Other assets	404,724	415,412	385,976	370,279	346,736
Total assets	$22,541,572	$22,694,006	$22,658,791	$22,619,886	$22,556,501

Noninterest-bearing deposits	$5,557,821	$5,785,882	$5,646,183	$5,646,114	$5,510,320
Interest-bearing demand deposits	4,148,377	3,720,133	3,676,452	3,971,356	4,392,230
Savings and money market deposits	5,472,789	5,382,699	5,465,143	5,342,323	5,478,411
Certificates and other time deposits	2,062,753	2,087,871	2,055,652	2,094,065	2,168,951
Total deposits	17,241,740	16,976,585	16,843,430	17,053,858	17,549,912
Other borrowings	844,873	1,297,917	1,447,328	1,272,032	731,500
Securities sold under repurchase agreements	272,630	285,984	288,706	300,471	327,136
Other liabilities	86,868	95,124	102,092	75,161	81,414
Shareholders' equity	4,095,461	4,038,396	3,977,235	3,918,364	3,866,539
Total liabilities and equity	$22,541,572	$22,694,006	$22,658,791	$22,619,886	$22,556,501

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2019		Dec 31, 2018		Sep 30, 2018		Jun 30, 2018		Mar 31, 2018
Period End Balances

Loan Portfolio
Commercial and industrial	$1,117,753	10.7%	$1,111,089	10.7%	$1,159,735	11.3%	$1,168,892	11.5%	$1,148,980	11.5%
Construction, land development and other land loans	1,709,283	16.4%	1,622,289	15.7%	1,560,142	15.2%	1,542,771	15.2%	1,502,393	15.0%
1-4 family residential	2,444,434	23.5%	2,438,949	23.5%	2,440,157	23.7%	2,418,021	23.8%	2,438,224	24.4%
Home equity	262,276	2.5%	267,960	2.6%	273,608	2.7%	277,447	2.7%	284,339	2.8%
Commercial real estate (includes multi-family residential)	3,496,688	33.6%	3,538,557	34.1%	3,507,223	34.1%	3,405,466	33.6%	3,330,860	33.3%
Agriculture (includes farmland)	708,348	6.8%	729,501	7.0%	705,750	6.8%	709,617	7.0%	671,319	6.7%
Consumer and other	294,405	2.8%	289,486	2.8%	281,112	2.7%	271,724	2.7%	259,896	2.6%
Energy	380,835	3.7%	372,482	3.6%	365,119	3.5%	352,627	3.5%	375,405	3.7%
Total loans	$10,414,022		$10,370,313		$10,292,846		$10,146,565		$10,011,416

Deposit Types
Noninterest-bearing DDA	$5,673,707	33.0%	$5,666,115	32.8%	$5,700,242	34.1%	$5,657,589	33.3%	$5,707,994	32.9%
Interest-bearing DDA	3,875,109	22.5%	4,124,412	23.9%	3,551,456	21.2%	3,808,694	22.4%	4,106,255	23.7%
Money market	3,302,445	19.2%	3,115,531	18.1%	3,100,310	18.5%	3,153,261	18.6%	3,062,999	17.7%
Savings	2,293,134	13.3%	2,271,170	13.2%	2,291,952	13.7%	2,311,795	13.6%	2,314,112	13.3%
Certificates and other time deposits	2,053,375	12.0%	2,079,330	12.0%	2,089,804	12.5%	2,047,265	12.1%	2,141,519	12.4%
Total deposits	$17,197,770		$17,256,558		$16,733,764		$16,978,604		$17,332,879

Loan to Deposit Ratio	60.6%		60.1%		61.5%		59.8%		57.8%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Mar 31, 2019		Dec 31, 2018		Sep 30, 2018		Jun 30, 2018		Mar 31, 2018

Single family residential construction	$454,041	26.5%	$441,487	27.2%	$422,738	27.1%	$426,767	27.6%	$417,302	27.7%
Land development	84,562	4.9%	89,226	5.5%	89,357	5.7%	88,562	5.7%	88,609	5.9%
Raw land	156,674	9.2%	152,516	9.4%	137,400	8.8%	134,906	8.7%	128,771	8.5%
Residential lots	119,301	7.0%	124,429	7.6%	122,366	7.8%	118,759	7.7%	113,813	7.6%
Commercial lots	92,683	5.4%	92,234	5.7%	95,982	6.1%	92,283	6.0%	91,653	6.1%
Commercial construction and other	802,996	47.0%	723,740	44.6%	693,917	44.5%	683,255	44.3%	664,437	44.2%
Net unaccreted discount	(974)		(1,343)		(1,618)		(1,761)		(2,192)
Total construction loans	$1,709,283		$1,622,289		$1,560,142		$1,542,771		$1,502,393

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2019

	Houston	Dallas	Austin	OK City	Tulsa	Other (O)	Total
Collateral Type
Shopping center/retail	$264,388	$80,499	$26,412	$16,140	$31,148	$142,240	$560,827
Commercial and industrial buildings	128,914	34,154	15,627	10,633	19,980	77,947	287,255
Office buildings	98,867	118,764	25,650	45,121	11,222	69,914	369,538
Medical buildings	30,080	4,091	10,925	5,156	10,311	48,956	109,519
Apartment buildings	22,658	12,598	18,422	11,473	8,552	67,448	141,151
Hotel	51,403	61,564	22,055	32,009	—	152,230	319,261
Other	43,821	14,409	20,508	10,771	15,046	80,281	184,836
Total	$640,131	$326,079	$139,599	$131,303	$96,259	$639,016	$1,972,387	(P)

Acquired Loans

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Dec 31, 2018	Balance at Mar 31, 2019	Balance at Acquisition Date	Balance at Dec 31, 2018	Balance at Mar 31, 2019	Balance at Acquisition Date		Balance at Dec 31, 2018	Balance at Mar 31, 2019
Loan marks:
Acquired banks (Q)	$229,080	$14,833	$13,359	$142,128	$2,831	$2,512	$371,208		$17,664	$15,871
Acquired portfolio loan balances:
Acquired banks (Q)	5,690,998	526,840	490,442	275,221	11,419	10,844	5,966,219	(R)	538,259	501,286
Acquired portfolio loan balances less loan marks	$5,461,918	$512,007	$477,083	$133,093	$8,588	$8,332	$5,595,011		$520,595	$485,415

(O) Includes other MSA and non-MSA regions.

(P) Represents a portion of total commercial real estate loans of $3.497 billion as of March 31, 2019.

(Q) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(R) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Asset Quality
Nonaccrual loans	$37,491	$13,147	$13,399	$20,415	$22,572
Accruing loans 90 or more days past due	647	4,004	2,379	854	107
Total nonperforming loans	38,138	17,151	15,778	21,269	22,679
Repossessed assets	649	—	110	—	—
Other real estate	2,096	1,805	889	10,316	10,538
Total nonperforming assets	$40,883	$18,956	$16,777	$31,585	$33,217

Nonperforming assets:
Commercial and industrial (includes energy)	$17,119	$4,435	$6,620	$12,234	$13,558
Construction, land development and other land loans	1,488	3,100	2,046	1,829	1,019
1-4 family residential (includes home equity)	17,508	8,135	4,527	4,884	5,440
Commercial real estate (includes multi-family residential)	4,166	2,982	3,254	12,038	12,992
Agriculture (includes farmland)	542	256	262	519	128
Consumer and other	60	48	68	81	80
Total	$40,883	$18,956	$16,777	$31,585	$33,217
Number of loans/properties	84	83	83	90	95
Allowance for credit losses at end of period	$86,091	$86,440	$85,996	$84,964	$83,600

Net charge-offs:
Commercial and industrial (includes energy)	$1,719	$(685)	$657	$1,047	$8,016
Construction, land development and other land loans	—	97	(1)	(1)	123
1-4 family residential (includes home equity)	(3)	42	11	114	257
Commercial real estate (includes multi-family residential)	(1)	34	(10)	986	502
Agriculture (includes farmland)	(1,278)	(54)	(113)	(45)	(61)
Consumer and other	612	1,122	774	535	604
Total	$1,049	$556	$1,318	$2,636	$9,441

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.21%	0.10%	0.08%	0.16%	0.17%
Nonperforming assets to loans and other real estate	0.39%	0.18%	0.16%	0.31%	0.33%
Net charge-offs to average loans (annualized)	0.04%	0.02%	0.05%	0.10%	0.38%
Allowance for credit losses to total loans	0.83%	0.83%	0.84%	0.84%	0.84%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (G)	0.87%	0.88%	0.88%	0.89%	0.90%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$82,402	$83,331	$82,523	$81,597	$74,361
Average shareholders' equity	$4,095,461	$4,038,396	$3,977,235	$3,918,364	$3,866,539
Less: Average goodwill and other intangible assets	(1,933,088)	(1,934,425)	(1,935,886)	(1,937,395)	(1,938,909)
Average tangible shareholders’ equity	$2,162,373	$2,103,971	$2,041,349	$1,980,969	$1,927,630
Return on average tangible common equity (F)	15.24%	15.84%	16.17%	16.48%	15.43%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$4,109,790	$4,052,824	$3,995,697	$3,935,452	$3,876,145
Less: Goodwill and other intangible assets	(1,932,409)	(1,933,728)	(1,935,140)	(1,936,618)	(1,938,119)
Tangible shareholders’ equity	$2,177,381	$2,119,096	$2,060,557	$1,998,834	$1,938,026

Period end shares outstanding	69,846	69,847	69,838	69,838	69,819
Tangible book value per share:	$31.17	$30.34	$29.50	$28.62	$27.76

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$2,177,381	$2,119,096	$2,060,557	$1,998,834	$1,938,026
Total assets	$22,354,241	$22,693,402	$22,612,583	$22,570,740	$22,472,314
Less: Goodwill and other intangible assets	(1,932,409)	(1,933,728)	(1,935,140)	(1,936,618)	(1,938,119)
Tangible assets	$20,421,832	$20,759,674	$20,677,443	$20,634,122	$20,534,195
Period end tangible equity to period end tangible assets ratio:	10.66%	10.21%	9.97%	9.69%	9.44%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$86,091	$86,440	$85,996	$84,964	$83,600
Total loans	$10,414,022	$10,370,313	$10,292,846	$10,146,565	$10,011,416
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$485,415	$520,595	$572,095	$622,534	$681,888
Total loans less acquired loans	$9,928,607	$9,849,718	$9,720,751	$9,524,031	$9,329,528
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	0.87%	0.88%	0.88%	0.89%	0.90%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$78,571	$80,804	$81,760	$83,602	$80,054

Net interest income	$154,911	$157,248	$157,319	$161,803	$153,223
Noninterest income	28,144	29,079	30,624	28,371	27,938
Less: net gain (loss) on sale of assets	58	(715)	4	(44)	—
Less: net loss on sale of securities	—	—	—	(13)	—
Noninterest income excluding net gains and losses on the sale of assets and securities	28,086	29,794	30,620	28,428	27,938
Total income excluding net gains and losses on the sale of assets and securities	$182,997	$187,042	$187,939	$190,231	$181,161
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	42.94%	43.20%	43.50%	43.95%	44.19%